EXHIBIT 10.1

SEVERANCE AGREEMENT AND RELEASE

          THIS SEVERANCE AGREEMENT AND RELEASE (this “Agreement”) is made and entered into by and between Cavalier Homes, Inc., a Delaware corporation (the “Company”), and the undersigned employee of the Company, David A. Roberson (the “Employee”) (each a “Party,” and collectively, the “Parties”), and for the benefit of the Company and its subsidiaries, related or affiliated companies, and each of their respective partners, shareholders, representatives, officers, directors, subsidiaries, employees, members, managers, supervisors, advisors, attorneys, insurers, affiliates, executors, administrators, and other agents, successors and assigns (collectively, the “Released Parties”).  In consideration of the premises, promises and other items contained herein, the receipt and sufficiency of which are hereby acknowledged, Employee and Company agree as follows:

1.  Employee has been employed by Company and is hereby resigning his employment effective as of August 15, 2008.  Employee also has served and is currently serving as a director of the Company, and is hereby resigning as a director of the Company effective as of August 15, 2008.  In addition to his resignation of his employment with the Company, Employee also hereby resigns from any and all fiduciary positions, committees and any other offices or agencies which Employee holds with the Company.

2.  The Company now wishes to offer, and Employee wishes to accept, a severance package as outlined herein below.  Employee agrees that this Agreement shall be in lieu of any other severance, compensation or benefits of any type to which Employee might be or have been entitled under any severance or compensation arrangement or benefit arrangement under any employment policy, contract, agreement or otherwise, and that this Agreement shall terminate, replace and supersede any other contract, agreement, arrangement or policy of any sort between Employee and the Released Parties relating to severance, compensation or benefits.

3.  As a material part of this Agreement, Employee and the Company desire to settle and resolve any and all claims that relate to or in any way arise out of Employee’s employment and affiliation with the Company and/or the cessation/termination of said employment.

4.  In consideration of Employee’s acceptance of this Agreement, the Company agrees to the following: the Company agrees to pay Employee a gross amount of $475,000 to be payable in 26 gross installments of $18,269.23 each, and those payments will be subject to applicable tax withholdings.  The first payment will occur on August 29, 2008.  The successive bi-monthly payments under this Paragraph will occur on the next regular pay dates.  In addition, Employee agrees to cooperate and consult in ongoing Company litigation, for which the Company will pay to Employee a per diem rate of $2,000, plus reasonable travel expenses incident thereto.  In connection with any such Company litigation, the Company’s legal counsel, at the Company’s expense, shall furnish Employee with any trial preparation, deposition preparation or other assistance that Company’s legal counsel deems reasonably necessary to prepare Employee for such litigation.

5.  The Company will take the appropriate steps to cause the immediate vesting of any and all unvested shares of restricted stock previously awarded to Employee.  Additionally, the Company will take appropriate steps to amend the exercise term of any and all stock options previously granted to Employee to the greater of 12 months after the date hereof or the original exercise period under such options.  At the option of the Employee, the Company will transfer any or all term life insurance policies on the life of the Employee at the next renewal date.  The Company will provide Employee reasonable notice of the renewal date.

6.  The Company agrees that, upon presentation by Employee to the Company’s transfer agent of common stock of the Company owned by the Employee, the Company shall not delay or otherwise impede any action required to be taken by the Company under federal securities laws to allow such shares of common stock to be transferred.  The Company will facilitate the transfer of record of approximately 500 shares of common stock (which the Company’s prior transfer agent had inadvertently recorded in Employee’s name rather than the estate planning entity intended as the record holder) into the Roberson Investment Partnership LP.

7.  The Company will take appropriate steps to maintain for 12 months Employee’s health insurance coverage (including dental coverage and other insurance coverage and benefits generally available to company employees) under the Company’s insurance policy and pay the employer’s portion of such coverage; provided, further, that Employee shall have the right to elect COBRA health insurance coverage at the end of the 12 month period.

8.  Any reimbursable business expenses accrued prior to the cessation/termination of Employee’s employment and due to Employee must be submitted to the Company for approval for reimbursement no later than September 30, 2008.  Employee will promptly return the automobile which has been provided by the Company for Employee’s use, including all sets of keys for such automobile, and all other sets of keys and access devices in Employee’s possession for the various offices and facilities of the Company. The Company will make reimbursement for approved expenses as soon as commercially reasonable, but no later than 30 days after their acceptance.

9.  The Company will take appropriate steps to provide Employee with insurance coverage as a retired director of the Company, in amounts and for a time period consistent with the coverage the Company recently authorized for retired directors of the Company.

10.  The Company confirms that Employee, as a former director and executive officer, will be entitled to indemnification by the Company in the manner and to the extent provided for under the Company’s Certificate of Incorporation and the Company’s Amended and Restated By-Laws, each as amended through the date hereof.  In addition, and not as a limitation or qualification of the foregoing, the Company will indemnify, defend and hold harmless Employee with respect to any matter arising from any meetings or other actions taken by the Company’s board of directors without knowledge of the Employee prior to the date of this Agreement.

11.  Employee agrees to deliver promptly to the Company all proprietary information of the Company, all tangible things that contain proprietary information or from which proprietary information of the Company may become known or knowable, including, but not limited to, all forms of electronic media, including computer programs, compact discs, DVDs, computers, source code listings, notebooks, manuals, models, drawings, reports, laboratory and other records, notes, contracts, lists, blueprints, and other documents and all personal property furnished to or prepared by Employee in the course of, as a result of, or incident to Employee’s employment with the Company.  Without limiting the foregoing, Employee agrees that he will return all Company owned or licensed computers and software that Employee has used during the term of his employment or over which Employee has control or custody, and that he will inspect his personal computers for Proprietary Information and will provide all such information to the Company and then delete all copies from his personal computers.  Employee will cooperate with the Company by providing access to all Company owned or licensed computers and software, including, but not limited to providing passwords and other assistance as may be requested.  Employee agrees not to retain any written or other tangible material containing any proprietary information of the Company.

12.  Except as provided in Paragraphs 4 through 10, inclusive, above, Employee acknowledges and agrees that he will neither receive nor be entitled to any other compensation, payments, salary or benefits from Company under this Agreement or otherwise.  Nothing herein, however, shall abrogate or in any manner impair the rights, if any, Employee may have to benefits provided by an employee benefits plan that might have already vested in the ordinary course.

13.  Employee acknowledges that during the course of his employment, he has had access to the Company’s confidential information.  Employee agrees not to use or disclose to any third party or entity, at any time, any confidential information of the Company without first obtaining the Company’s written consent; provided, however, that Employee may utilize any such confidential information that is not trademarked, patented or otherwise legally reserved for use by the Company under federal or state law in any business in which Employee is directly engaged as an owner, director or officer following expiration of the one year period beginning on the execution date of this Agreement stated below and ending at 12:01 A.M., EST time, on the first anniversary of the execution date of this Agreement or in preparation or anticipation of engaging in business following the expiration of the one year period.  Nothing herein shall restrict Employee’s ability to use at any time any confidential information, that’s not trademarked, patented or otherwise legally reserved for us by the Company under federal or state law so long as such use does not violate Paragraph 14.  The term “confidential information” means (a) All marketing techniques, practices, methods, plans, systems, databases, processes, financial information, and other materials or information relating to the manner in which the Company and its affiliates conduct business; (b) All information relating to current and prospective clients of the Company and its affiliates, including without limitation, all client contact, financial, and investment-related information; (c) All proprietary information and trade secrets of the Company and its affiliates; (d) All other materials or information related to the business or activities of Company or its affiliates which are not generally known to others engaged in similar businesses or activities; and (e) All inventions and ideas which are derived from or relate to the Employee's access to or knowledge of any of the above enumerated materials and information. Confidential Information shall not include any materials or information to the extent they are publicly known or generally utilized by others engaged in the same business or activities.  Employee furthermore agrees that nothing in this Agreement is intended to supersede or nullify any agreement Employee has with the Company regarding confidentiality and non-solicitation.  Employee acknowledges the continued validity, if any, of those obligations to the Company.

14.  Employee acknowledges that in his position as a high-level executive with the Company he has had access to confidential and proprietary information of the Company and that he has developed contacts and goodwill with the Company’s customers and employees on behalf of the Company.  He agrees, for a period of one year beginning on the execution date of this

Agreement stated below and ending at 12:01 A.M., EST time, on the first anniversary of the execution date of this Agreement, that he will not, directly or indirectly, in any capacity, either for himself or on behalf of any other person or entity, do any of the following in the Territory as herein defined:

(a)    Offer, induce, recruit, solicit, influence, or attempt to influence any employee of the Company or any affiliate or subsidiary of the Company to terminate his or her employment with the Company or any affiliate or subsidiary of the Company for the purpose of working for Employee or any other person or entity, whether or not a competitor of the Company or any affiliate or subsidiary of the Company;

(b)    Engage in business with, perform services for or with, seek, solicit or accept,  business from, divert, or solicit any person or entity who is an existing customer of Company or any affiliate or subsidiary of the Company or has been a customer of Company or any affiliate or subsidiary of the Company at any time within the preceding year for the purpose of engaging in any Business competitive with the Company;

(c)    Offer, induce, influence, persuade or attempt to persuade any agent, vendor, supplier, customer, contractor, consultant, independent contractor, or other person who has a business relationship with Company or any affiliate or subsidiary of the Company to cease to do business with Company or any affiliate or subsidiary of the Company, to reduce the amount of business that it historically has done with Company or any affiliate or subsidiary of the Company, or otherwise adversely alter its business relationship with Company or any affiliate or subsidiary of the Company;

(d)    Discuss or disclose Company customers or prospects with any agent, employee or representative of any competitor of the Company or refer such customers to any competitors of the Company;

(e)    Directly or indirectly, own, manage, operate, join, control or engage or participate in, assist or be employed by or give consultation or advice to or extend credit to or otherwise be connected in any manner, directly or indirectly, with any business, firm, person, sole proprietorship, partnership, corporation, company or other entity that competes with the Business (defined below) of the Company in the Territory (defined below); provided, however, that nothing in this Subsection shall prohibit Employee from owning less than one percent (1%) of the outstanding shares of any company whose common stock is publicly traded on any national securities exchange;

(f)   Take any action or engage in any practice the purpose of which is to disparage the Company or any affiliate or subsidiary of the Company, or their products or employees and which would impair the relationships of the Company or any affiliate or subsidiary of the Company, with any customers, potential customers, vendors, employees or other persons having any business dealings or relationships with the Company or any affiliate or subsidiary of the Company;

(g)     Take any action, directly or indirectly, alone or with any other person or group to acquire or offer, propose or agree to acquire, by purchase or otherwise, any voting securities of the Company for the purpose of acquiring control of the Company, make or in any way participate in, any solicitation of proxies with respect to any voting securities of the Company, become a participant in any election contest with respect to the Company, or seek or offer to control or influence in any manner, the management, board of directors or policies of the Company.

         Nothing in the foregoing covenants shall preclude the Employee from taking any action, either alone or with any other person or group, in preparation or anticipation of engaging in business that may be competitive with the Business (as defined below) of the Company following the expiration of the one year term set forth in this Paragraph 14, provided that Employee shall not use another group or person to engage in actions or activities that if Employee were to engage in such actions directly would breach Paragraphs 13 or 14.  Notwithstanding any of the foregoing restrictions, it is explicitly understood and agreed that Employee shall have the right and ability to accept employment or provide consulting or similar services to any manufactured housing company, or company engaged in the manufactured housing industry, that is not a direct competitor of the Company in the Territory during the one year term set forth in this Paragraph 14.  As used in this Agreement, the term Business shall mean the design, manufacture, production, sale and financing of manufactured homes, and the term Territory shall mean the states of Alabama, Arkansas, Florida, Georgia, Kentucky, Louisiana, Mississippi, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee and Texas.

15.  Employee hereby represents to the Company that, to the best of his knowledge, Employee has not, directly or indirectly, incurred or caused to be incurred any liability or obligation for which the Company is liable that is not clearly reflected in the Company’s books and records.

16.  The Employee acknowledges that the restrictions contained in Paragraphs 13 and 14 of this Agreement will not prevent him from obtaining other gainful employment or cause him any undue hardship and are reasonable and necessary in order to protect the legitimate interests of Company

17.  In consideration of the above described promises and payments, Employee agrees on behalf of Employee and all persons who may claim through or under Employee to irrevocably and unconditionally release, acquit and forever discharge the Released Parties from any and all complaints, claims, liabilities, agreements, controversies, damages, causes of actions, suits, demands, costs, wages and salary, benefits, compensation, debts or expenses of any kind whatsoever, known or unknown, suspected or unsuspected, except for the claims, rights and agreements created expressly under this Agreement, (hereafter “Claims”) which Employee now has or which Employee at any time heretofore had, or may have in the future, arising out of or relating to any act or omission occurring prior to Employee’s execution of this Agreement, including but not limited to, arising out of or relating to Employee’s employment with Company and/or the termination thereof or otherwise.  Without limiting the foregoing, the Claims released by Employee include, but are not limited to, all Claims based on alleged or actual rights arising under federal, state, or local laws prohibiting race, sex, age, ethnicity, national origin, religion, disability, or other forms of discrimination or retaliation, or any other federal, state or local laws relating to or otherwise regulating Employee’s employment with Company (these claims include, but are not limited to, claims arising under the Alabama Age Discrimination Act, the federal Age Discrimination in Employment Act, ERISA, COBRA, the Americans with Disabilities Act and Title VII of the Civil Rights Act of 1964, all as amended), any Claims of any nature based on or arising out of Employee’s employment with Company, the termination of that employment, any Claims based on contract, tort, negligence, recklessness or intent of any nature whatsoever and any and all Claims of unlawful retaliation or interference associated with or related to these federal statutes or any other federal, state or local law.  Employee expressly waives and releases and promises never to assert any such Claims, even if he does not believe that he has such Claims.

18.  The release in this Agreement is given by Employee in consideration of the promises and undertakings contained herein and Employee hereby acknowledges and agrees that such consideration is being paid or performed on behalf of each of the persons and entities within the definition of Company and the Released Parties, as set forth herein above, and that this release shall run in favor of and fully release each such person and entity and that this Agreement constitutes a complete and general release of all claims.  This release is not to be construed as barring Employee from filing charges with the Equal Employment Opportunity Commission or any other agency pertaining to any matter covered by this release and within the jurisdiction of the agency, nor shall this release be construed as interfering with Employee's right to testify, assist or participate in an administrative hearing or proceeding in connection with the subject matters covered by this release.  However, Employee agrees that Employee will not accept any monetary or non-monetary benefit (excepting standard witness fees and mileage), including but not limited to, back pay, front pay, benefits, damages, punitive damages, attorney fees, reinstatement or any other type of equitable or legal relief, as a result of any such charge, lawsuit or claim.  Employee further acknowledges that the severance and/or benefits provided to Employee pursuant to this Agreement represents full and complete satisfaction of any and all monetary and non-monetary claims Employee has or might have against the Released Parties.

19.  With this Settlement Agreement, Employee knowingly and voluntarily is waiving and generally releasing all rights and claims that Employee has or might have against the Released Parties. In exchange for this general release, (a) Employee acknowledges that Employee has received separate consideration beyond that which Employee is otherwise entitled to under Employer’s policy or applicable law; (b) Employee is releasing, among other rights, all claims and rights under the Age Discrimination in Employment Act (“ADEA”), the Alabama Age Discrimination Act and the Older Workers' Benefit Protection Act (“OWBPA”), 29 U.S.C. §621, et seq.; (c) Employee possesses sufficient education and experience to fully understand the terms of this Agreement as it has been written, the legal and binding effect of the Agreement, and the exchange of benefits and promises herein; (d) Employee understands and agrees that the Company’s obligation to perform under this Agreement is conditioned upon the Employee’s performance of all agreements, releases and covenants to the Company; (e) Employee has read this Agreement fully and completely and Employee understands its significance; (f) Employee enters into this Agreement knowingly and voluntarily and on Employee’s own free will and choice; and (g) Employee has been encouraged and given opportunity to consult with an attorney of Employee’s choice.

20.  Notwithstanding anything herein to the contrary, this Agreement is not intended to, and does not, release the Released Parties of and from any right or claim which Employee may have, as a shareholder or otherwise, which arises after the date of this Agreement.

21.  Employee and the Company agree to handle Employee’s separation from the Company in a professional and friendly manner.  Employee agrees to depart from the Company’s business premises following his resignation in a peaceful and professional manner.  The Company agrees to characterize the separation of Employee as a resignation in all public statements, including, without limitation, the Company’s Current Report on Form 8-K.

22.  This Agreement is not and cannot be construed as an admission by Employee or the Company that either has acted wrongfully with respect to the other or that either of them has any claim whatsoever against the other.  Furthermore, nothing herein shall be construed as an acknowledgement that Company or Employee are covered by any particular law or statute.  This Agreement is governed by and is to be construed in accordance with the laws of the State of Alabama.  The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either Employee or any or all of the Released Parties. The provisions of this Agreement are severable and, if any part of it is found to be unenforceable, the other paragraphs and or provisions shall remain fully valid and enforceable.

23.  Each and all of the obligations of the Parties are expressly contingent upon compliance with the terms of this Agreement by the other Party, including, but not limited to, the payments provided for in Paragraph 4, the provisions regarding confidentiality, non-solicitation and non-competition, and cooperation and consultation with the Company.  In the event that either Party (as determined by the court) should bring any action in any court to enforce this Agreement or any provision thereof, it is agreed that the courts located in Alabama will have exclusive jurisdiction of such action.  The successful Party in any such action shall be entitled to reimbursement from the other Party for any and all costs and expenses, including reasonable attorneys’ fees, incurred in enforcing or defending the rights and obligations hereunder.

24.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THAT ANY PARTY MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY PROCEEDING, LITIGATION OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IF THE SUBJECT Matter OF ANY LAWSUIT IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY TO THIS AGREEMENT SHALL PRESENT AS A NONCOMPULSORY COUNTERCLAIM IN ANY SUCH LAWSUIT ANY CLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. FURTHERMORE, NO PARTY TO THIS AGREEMENT SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE WAIVED

25.  Employee represents, acknowledges and agrees that, in executing this Agreement, Employee does not rely and has not relied upon any representation or statement not set forth herein made by the Company or any of its respective agents or representatives with regard to the subject matter, basis or effect of this Agreement or otherwise and Employee further represents, acknowledges and agrees that there have been no such representations, promises, or statements made by the Company or its respective agents or representatives, except as specifically set forth in this Agreement.

26.  Employee further represents and warrants that Employee has not heretofore assigned to any other person or entity all or any portion of any claim whatsoever that Employee may have or may have had or may have in the future against the Released Parties.  Employee further agrees that Employee’s heirs, administrators, executors, successors and assigns shall be fully bound by each and every provision of this Agreement, just as Employee is bound.  Employee also agrees that each and every provision of this Agreement inures to the benefit of the Released Parties and their heirs, administrators, executors, successors and assigns.

27.  Except as expressly provided in this Agreement, this Agreement constitutes and contains the entire understanding of the Parties with respect to the subject matter of this Agreement, and supersedes any prior or contemporaneous negotiations, representations, agreements, and understanding of the Parties with respect to such matters, whether written or oral.  The Parties declare and represent that they have not relied on any promise, representation or warranty, express or implied, not contained in this Agreement.  No amendment or modification of this Agreement shall be of any force or effect unless in writing and signed by the Party or Parties hereto against whom such amendment or modification is sought to be enforced.

28.  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against either of the Parties, whether under any rule of construction or otherwise.  Neither of the Parties to this Agreement shall be considered the draftsman.  The Parties acknowledge and agree that this Agreement has been reviewed, negotiated and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meeting of the words used so as fairly to accomplish the purposes and intentions of the Parties.

Agreed to and executed this 15th day of August, 2008.

/s/ David A. Roberson
David A. Roberson, Employee	Cavalier Homes, Inc., Company

/s/ Shirley Barnett
Witness	By:	/s/ Michael R. Murphy
	Its:	V.P.

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